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                                                                    EXHIBIT 99.1

                   RESORTQUEST INTERNATIONAL ANNOUNCES SENIOR
                               MANAGEMENT CHANGES

   TRAVEL INDUSTRY LEADER JOSEPH VITTORIA NAMED CHAIRMAN, PRESIDENT JIM OLIN PROMOTED TO CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER MITCH COLLINS
                      PROMOTED TO EXECUTIVE VICE PRESIDENT

                - COMPANY ALSO REVISES THIRD QUARTER GUIDANCE -

MEMPHIS, TN, OCTOBER 7, 2002 - ResortQuest International, Inc. (NYSE: RZT), one of the world's leading vacation rental property management companies, today announced several senior management changes. Effective immediately, vacation industry veteran and ResortQuest director Joseph Vittoria has been named chairman of the company. Current president and chief operating officer Jim Olin has been appointed to the position of chief executive officer and current chief financial officer Mitch Collins has been promoted to the position of executive vice president. Former chairman and chief executive officer David Levine is leaving ResortQuest to pursue other opportunities.

"By any measure, ResortQuest is the market leader in the vacation rental property management business," said Mr. Vittoria. "I see significant opportunities for the company to build on its reputation both domestically and internationally by focusing on its core operating strategies in major, top-of-mind resort destinations. My plans primarily include overseeing the management of the company's strategic direction by focusing on growth strategies that create significant long-term shareholder value. While the Board was surprised and saddened to see Mr. Levine's departure, I am confident ResortQuest has the necessary leadership as well as the operational and financial discipline in place to execute our strategies. This coupled with our marketing prowess will enable us to emerge from the downturn and expand our significant market share."

"I am pleased to assume the leadership role at ResortQuest at a critical time in our company's history," said Mr. Olin. "In many ways, ResortQuest is in an enviable position of being one of the largest players in our industry segment with a strong brand recognition among vacationers and homeowners. I will be responsible for the day-to-day operations of the company and executing our long-term growth strategies. I look forward to working closely with Joe and leveraging his years as the chief executive of Avis and Travel Services, as well as Mitch and the rest of our management team to keep the company on track, guide future business initiatives and provide growth opportunities for both our homeowners and shareholders."

"Based on Joe and Jim's leadership experience in the travel industry, I am excited about the opportunity at hand," said Mr. Collins. "While the travel
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industry is still in a recovery mode, we are beginning to see improving trends.
Our immediate goals include continuing to grow our unit counts through new development deals in key resort areas, expanding our distribution leverage against our smaller and weaker competitors and seeking out key strategic partners in the travel sector."

Mr. Vittoria has served as a director of ResortQuest since 1998. From September 1987 to February 1997, Mr. Vittoria was the chairman and chief executive officer of Avis, Inc., a multinational auto rental company with revenues of approximately $2.0 billion. Mr. Vittoria was the chairman and chief executive officer of Travel Services International, Inc., a leading single source distributor of specialized leisure travel services, from July 1997 until its acquisition in 2000. During this time, Mr. Vittoria was able to grow Travel Services' stock price from $14 at the time of the IPO to $27. Mr. Vittoria also served on the board of United Airlines from 1994 through 1997. He currently serves on the boards of Puradyn Filter Technologies, Inc., Transmedia Asia Pacific, Inc. and Sirius Satellite Radio, Inc.

Mr. Olin has been with ResortQuest and its subsidiaries for ten years. He was appointed to chief operating officer of the company in January 2000 and was further promoted to president in April 2002. Previously, he was president of ResortQuest's Abbott Resorts, based in Destin, Florida, and also served as regional vice president for ResortQuest's Gulf Coast Region, covering 14 resort areas along Northwest Florida. As president of Abbott Resorts from 1992 until January 2000, Olin engineered the company's growth from 900 units to more than 2,500 units, and real estate sales from $35 million to $250 million. Prior to joining Abbott Resorts, he served in various capacities within the tourism and economic development fields in Florida, beginning with the Florida Department of Commerce.

Mr. Collins joined ResortQuest in March 2000 as chief financial officer. Previously, Mr. Collins was a member of a large public accounting firm where he headed up its mid-south real estate and hospitality practice. Mr. Collins has extensive knowledge of the securities industry based on his experience with IPOs and multiple debt and secondary equity offerings. Collins also has considerable mergers and acquisitions experience through his leadership in due diligence efforts for acquisitions ranging in size from $2 million to over $4.0 billion.

THIRD QUARTER GUIDANCE
Based on a softer than expected travel market, the Company is lowering its guidance for the third quarter financial results. ResortQuest now expects third quarter revenues to be in the range of $47.5 to $48.5 million, EBITDA to be in the range of $12.2 to $12.7 million and diluted earnings per share to be in the range of $0.29 to $0.30. These estimates exclude unusual charges and other items of approximately $600,000 for professional fees and expenses relating to an offer to acquire the Company that was determined by the Board, after appropriate review, not to be in the best interests of the Company and its shareholders.

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The Company plans to conduct an additional analysis of its organizational structure during the fourth quarter in order to further streamline the Company's operations and create increased long-term profitability and shareholder value. As a result, the Company expects to incur additional charges relating to severance and other costs during the fourth quarter of 2002. The Company will offer guidance for the fourth quarter and additional details during its forthcoming third quarter earnings call.

ABOUT RESORTQUEST INTERNATIONAL
ResortQuest International, the first brand name and "real-time" online booking service (WWW.RESORTQUEST.COM / AOL KEYWORD: RESORTQUEST) in vacation condominium and home rentals and sales, provides a one-stop resource in over 50 premier resort destinations in the U.S. and Canada. ResortQuest is one of the world's leading vacation rental property management companies, based on a portfolio of approximately 20,000 vacation rental properties with a combined real estate value estimated in excess of $7.0 billion.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of ResortQuest and its consolidated subsidiaries to differ materially from those expressed or implied by such forward looking statements. In addition to the factors discussed above, other factors that could cause actual results to differ materially include the risks associated with successful integration of additional acquired companies factors affecting internal growth and management of growth, ResortQuest's acquisition strategy and the availability of financing, the tour and travel industry, seasonality, quarterly fluctuations and general economic conditions, dependence on technology and travel providers, and other factors discussed from time to time in ResortQuest's Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 31, 2001.

Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this filing will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by ResortQuest or any other person that the objectives and plans of the Company will be


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achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or any other reason.

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INVESTOR RELATIONS CONTACTS:                                MEDIA CONTACTS:
ResortQuest International                                   Sloane & Company
Mitch Collins / David Selberg                               Dan O'Connor
(901) 762-0600                                              (212) 446-1865
Sloane & Company
Jenny Lee
(212) 446-1892